Exhibit 10.1

EXECUTION VERSION
CONSENT AND FIFTH AMENDMENT
TO CREDIT AGREEMENT

THIS CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Consent and Amendment"), dated as of June 30, 2015 (the "Fifth Amendment Effective Date"), is made by and among INTERFACE SECURITY SYSTEMS, L.L.C., a Louisiana limited liability company ("Borrower"), INTERFACE SECURITY SYSTEMS HOLDINGS, INC., a Delaware corporation ("Holdings" and together with Borrower, the "Loan Parties"), CAPITAL ONE, N.A., a national banking association, as administrative agent ("Agent") for the banks from time to time party to the Credit Agreement (as hereinafter defined) (the "Banks"), and the Banks.
WITNESSETH:
WHEREAS, the Loan Parties, the Banks and Agent are parties to that certain Credit Agreement, dated as of January 18, 2013, as amended by (i) that certain Consent and Omnibus Amendment to Loan Documents, dated as of September 30, 2013, (ii) that certain Consent, Waiver and Second Amendment to Credit Agreement, dated as of May 16, 2014, (iii) that certain Third Amendment to Credit Agreement, dated as of August 15, 2014, and (iv) that certain Fourth Amendment to Credit Agreement, dated as of March 30, 2015 (as the same may be further modified, supplemented, amended or restated from time to time, the "Credit Agreement ");
WHEREAS, SunTx intends to enter into or cause its affiliates to enter into a series of transactions described on Schedule 1 hereto (the "Grand Master Restructuring"), including the creation of Interface Grand Master Holdings, Inc. ("Grand Master"), which will own 100% of the capital stock of Interface Master Holdings, Inc. ("Master") after giving effect to the Grand Master Restructuring;
WHEREAS, SunTx intends to cause Grand Master to issue Indebtedness that is not Indebtedness of any Loan Party and is not secured by any assets of any Loan Party, which Indebtedness will, at the date of issuance, be in the original principal amount of up to $70,000,000, and which Indebtedness will bear interest a portion of which will be payable “in-kind” by increasing the outstanding principal amount of such Indebtedness from time to time (such initial issuance and such payment “in-kind” issuances, collectively, the "Grand Master Debt Issuance"); and

WHEREAS, the Loan Parties have requested that Agent and the Required Banks consent to certain aspects of the Grand Master Restructuring that require the consent of the Required Banks under the Credit Agreement, and Agent and the Required Banks are willing to do so on the terms and conditions contained in this Consent and Amendment;

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, covenant and agree as follows:
1.Recitals. The recitals are incorporated herein by reference and are acknowledged by the Loan Parties as true and correct statements.

2.Definitions. Defined terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

3.Consent.

(a)Agent and the Banks hereby consent to the Grand Master Restructuring, including the amendment of the Stockholder Agreement in the form provided to Agent on June 29, 2015 (as such form may be modified prior to execution, provided that any such modification that is materially adverse to Agent and the Banks shall require Agent's prior written consent), as required by Section 7.2.14 [Changes in Documents] of the Credit Agreement.

(b)Except as expressly described above, the consents set forth in this Section 3 shall not constitute a modification or an alteration of any of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, all of which remain in full force and effect, as amended by this Consent and Amendment. Except as expressly described above, the consents set forth in this Section 3 shall not relieve or release the Loan Parties in any way from any of their respective duties, obligations, covenants or agreements under the Credit Agreement (as amended by this Consent and Amendment) or the other Loan Documents or from the consequences of any Event of Default thereunder. Agent and the Banks hereby certify to the Loan Parties that as of the date of this Consent and Amendment, Capital One, N.A. comprises all of the Banks party to the Credit Agreement and, accordingly, constitutes the Banks and the Required Banks.

4.Amendments to Credit Agreement. On the Fifth Amendment Effective Date, the Credit Agreement shall be amended as set forth in this Section 4.

(a)In Section 1.1 [Certain Definitions] of the Credit Agreement, the definition of "Stockholders Agreement" is hereby renamed "Stockholder Agreement" and is amended and restated in its entirety as follows:

"Stockholder Agreement shall mean that certain Stockholder Agreement, dated as of May 30, 2014, by and among Grand Master, Master and certain stockholders of Grand Master, as amended on or about June 30, 2015, as the same may be amended or modified and in effect from time to time."

(b)Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended to add thereto the following defined terms in the appropriate alphabetical order:

"Fifth Amendment shall mean that certain Consent and Fifth Amendment to Credit Agreement by and among the Loan Parties, Agent and the Banks, dated as of June 30, 2015."
"Fifth Amendment Effective Date shall mean the "Fifth Amendment Effective Date" as defined in the Fifth Amendment."

"Grand Master shall mean Interface Grand Master Holdings, Inc., a Delaware corporation."
"Grand Master Debt shall mean debt of Grand Master issued on or after the Fifth Amendment Effective Date pursuant to the Grand Master Debt Indenture in the principal amount of approximately $66,000,000 plus the amount of any interest on Grand Master Debt that is paid “in-kind” by increasing the principal amount of such indebtedness from time to time, and all increases or refinancings thereof."

"Grand Master Debt Indenture shall mean the indenture pursuant to which the Grand Master Debt is being issued after the Fifth Amendment Effective Date, as the same may be amended, restated, supplemented or otherwise modified or refinanced from time to time."

(c)In Section 1.1 [Certain Definitions] of the Credit Agreement, the definition of "Change in Control" is hereby amended to add the following phrase immediately prior to the "." at the end of clause (C): "or a "Change of Control" (as defined in the Grand Master Debt Indenture as in effect on the date thereof) (or words of similar import) occurs under the Grand Master Debt Indenture".

(d)Section 7.2.14(2) [Changes in Documents] of the Credit Agreement is hereby amended and restated in its entirety as follows: "The Loan Parties will not amend, replace or terminate or allow the amendment, replacement or termination of, as applicable, the Management Fee Agreement or similar agreements with Parent or its direct or indirect owners or the Stockholder Agreement or the Restructuring Transaction Documents without the prior written consent of the Required Banks."

(e)Schedule 5.1.2 to the Credit Agreement is hereby amended and restated in its entirety by Schedule 5.1.2 attached to this Consent and Amendment.

5.Representations and Warranties; No Defaults. Each Loan Party, by executing this Consent and Amendment, hereby certifies and confirms that as of the date of this Consent and Amendment and after giving effect to this Consent and Amendment: (i) the execution, delivery and performance of this Consent and Amendment and any and all other documents executed and/or delivered in connection herewith have been duly authorized by all necessary corporate or limited liability company action on the part of such Loan Party and do not contravene such Loan Party's articles of incorporation, certificate of formation, bylaws, operating agreement or other organizational documents or any Law applicable to such Loan Party; (ii) the representations and warranties of each Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on the date of this Consent and Amendment with the same effect as though such representations and warranties had been made on and as of such date, except (A) representations and warranties that are qualified by materiality, which shall be true and correct on the date of this Consent and Amendment with the same effect as though such representations and warranties had been made on and as of such date and (B) representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein; (iii) the consummation of the Grand Master Debt Issuance and the execution, delivery and performance of the documents and instruments being entered into in connection therewith would not contravene any Law or any agreement, instrument, order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party, including, without limitation under the Indenture and the Upper Level Debt Indenture; (iv) all consents required under any Law or Recurring Service Contract or other agreement to which a Loan Party is a party or by which it or its property is bound in order to consummate the Grand Master Debt Issuance and operate its business after the consummation of the Grand Master Debt Issuance have been obtained or will be obtained prior to the consummation of the Grand Master Debt Issuance; (v) no Event of Default or Potential Default under the Credit Agreement and the other Loan Documents has occurred and is continuing; and (vi) the Credit Agreement and all other Loan Documents constitute legal, valid, binding and enforceable obligations of each Loan Party party thereto in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

6.Conditions of Effectiveness of this Consent and Amendment. The effectiveness of this Consent and Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

(a)The Loan Parties shall have executed and delivered this Consent and Amendment to Agent.

(b)The Loan Parties shall have delivered to Agent, a certificate, dated as of the Fifth Amendment Effective Date and signed by the Secretary of each Loan Party, certifying as appropriate as to: (i) all corporate or limited liability company action taken by such Loan Party in connection with authorizing the execution, delivery and performance by such Loan Party of this Consent and Amendment and attaching a copy of the relevant resolutions or written consents; and (ii) the fact that there have been no amendments, modifications or other changes in or to such Loan Party's organizational documents, as previously delivered to Agent (except for such amendments or modifications as are attached to the certificate).

(c)After giving effect to this Consent and Amendment, no Potential Default or Event of Default under the Credit Agreement and the other Loan Documents shall have occurred and be continuing.

7.Post-Closing Covenants.

(a)The Loan Parties shall provide Agent with all documents and instruments pursuant to which the Grand Master Restructuring (including the Grand Master Debt Issuance) is being effected, promptly upon the execution or filing thereof, as applicable, including, without limitation the Grand Master Debt Indenture and the Stockholder Agreement.

(b)The Loan Parties shall pay the costs and expenses of Agent, including reasonable fees of Agent's counsel, in connection with this Consent and Amendment in the ordinary course.

8.Release.

(a)Release. In further consideration of Agent's and the Banks' execution of this Consent and Amendment, each Loan Party, individually and on behalf of its respective successors (including any trustees acting on behalf of such Loan Party, and any debtor-in-possession with respect to such Loan Party), assigns, Subsidiaries and Affiliates, hereby forever releases Agent and each Bank and their respective successors, assigns, parents, Subsidiaries, and Affiliates and their respective officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever, whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent that such Loan Party has or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Credit Agreement or the other Loan Documents prior to the date hereof (including with respect to the Obligations and any third parties liable in whole or in part for the Obligations). This provision shall survive and continue in full force and effect whether or not the Loan Parties shall satisfy all other provisions of the Credit Agreement or the other Loan Documents. Notwithstanding the foregoing, the foregoing release shall not apply to any manifest errors in Agent's or any Bank's statements of account, ledgers or other relevant records that may exist, as to which the Loan Parties' rights are reserved.

(b)Related Indemnity. Each Loan Party hereby agrees that its release of the Releasees set forth in Section 8(a) of this Consent and Amendment shall include an obligation to indemnify and hold the Releasees, or any of them, harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including officers, directors, agents, trustees, creditors, partners or shareholders of such Loan Party or any parent, Subsidiary or Affiliate of such Loan Party, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation, common law principle or otherwise arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Consent and Amendment or any other document executed in connection herewith; provided that no Loan Party shall be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from the applicable Releasee's gross negligence or willful misconduct, as finally determined by a non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement and the other Loan Documents.

9.Force and Effect. Except as expressly modified hereby, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed by the Loan Parties and shall remain in full force and effect after the date hereof.

10.Loan Document. This Consent and Amendment is a Loan Document.

11.Counterparts. This Consent and Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.Joint and Several. The provisions of this Consent and Amendment shall be the joint and several obligation of all Loan Parties and shall be binding on all Loan Parties and their respective successors and assigns.

13.Indemnity; Governing Law; Jury Trial Waiver. The provisions of Sections 10.3 [Reimbursement and Indemnification of Banks by Borrowers; Taxes], 10.8 [Governing Law] and 10.16 [Consent to Forum; Waiver of Jury Trial] of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and shall be deemed to be a part hereof as if restated herein in their entirety.

[SIGNATURES BEGIN ON NEXT PAGE]

[SIGNATURE PAGE 1 OF 2 TO CONSENT AND
FIFTH AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF and intending to be legally bound hereby, the parties hereto have executed this Consent and Amendment as of the date first above written.

BORROWER:

INTERFACE SECURITY SYSTEMS, L.L.C., a Louisiana limited liability company

By: /s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

GUARANTOR:

INTERFACE SECURITY SYSTEMS HOLDINGS, INC., a Delaware corporation

By:/s/ Kenneth Obermeyer                    Kenneth Obermeyer, Chief Financial Officer

[SIGNATURE PAGE 2 OF 2 TO CONSENT AND
FIFTH AMENDMENT TO CREDIT AGREEMENT]

AGENT:

CAPITAL ONE, N.A.

By: /s/ Charles Boyle                            Charles Boyle
Senior Vice President

BANKS:

CAPITAL ONE, N.A.

By: /s/ Charles Boyle                            Charles Boyle
Senior Vice President

S-1

Schedule 1
Description of Grand Master Restructuring

1.	Interface Grand Master Holdings, Inc. ("Grand Master") was formed as a wholly-owned subsidiary of Interface Master Holdings, Inc. (“IMH”).

2.	Grand Master formed a new wholly-owned subsidiary, Interface Merger Sub, Inc. (“Merger Sub”).

3.
Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, Merger Sub will merge with and into IMH, with IMH as the surviving corporation. In consideration for the merger, the stockholders of IMH will receive one share of substantially identical Grand Master stock for each prior share of IMH stock and Grand Master will receive one share of IMH stock for each prior share of Merger Sub stock.

4.	As a result of the merger, IMH will be a wholly-owned subsidiary of Grand Master, and all of the prior stockholders of IMH will be stockholders of Grand Master.

Schedule 5.1.2 to Credit Agreement
Capitalization

Capitalization of Interface Security Systems, L.L.C.:
100% of the authorized LLC Membership Interests of Interface Security Systems, L.L.C. are owned by Interface Security Systems Holdings, Inc.
Capitalization of Interface Security Systems Holdings, Inc. (AS OF THE CLOSING DATE):

Agreements with Respect to Stock of Interface Security Systems Holdings, Inc.:

1.
Amended and Restated Stockholder Agreement dated July 16, 2007 by and among Interface Security Systems Holdings, Inc. and the stockholders party thereto, as amended by that certain First Amendment to Amended and Restated Stockholder Agreement, dated May 5, 2010, as amended on May 30, 2014.

Agreements with Respect to Equity Interests in Other Loan Parties
1.    Schedule 5.1.18 is incorporated by reference herein.